EXHIBIT 10.73

EXECUTION

SJW GROUP
ASSUMPTION AGREEMENT
This ASSUMPTION AGREEMENT is made as of the 7th day of November 2019, by and between SJW Group, a corporation formed under the laws of Delaware (“SJW”), and [ ] (“Participant”).
WHEREAS, Participant holds one or more outstanding incentive awards granted by Connecticut Water Service, Inc., a Connecticut corporation (“CTWS”), under one or more of the following incentive compensation plans of CTWS (collectively, the “CTWS Plans”):
-    CTWS 2014 Performance Stock Program;
-    CTWS 2004 Performance Stock Program; and
-    CTWS 1994 Performance Stock Program.
WHEREAS, Participant’s incentive awards are comprised of one or more of the following types of awards (collectively, the “CTWS Awards”), each evidenced by a Performance Unit Award Agreement and related participant election form, or a Restricted Stock Unit Agreement, (each, an “Award Agreement”):

-	Performance Share Units (each, a “PSU Award”);
-     Performance Cash Units (each, a “PCU Award”);
-    Incentive Deferrals (each, an “Incentive Deferral Award”); and
-    Cash-settled Restricted Stock Units (each, an “RSU Award”).
WHEREAS, SJW acquired CTWS pursuant to the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, by and among SJW, CTWS and Hydro Merger Sub, Inc., a Connecticut corporation and wholly-owned subsidiary of SJW (“Merger Sub”), whereby Merger Sub merged with and into CTWS (the “Merger”), and the shares of CTWS common stock were converted into the right to receive $70.00 per share in cash.
WHEREAS, the provisions of the Merger Agreement required SJW to assume the obligations of CTWS under certain of the outstanding CTWS Awards as described below and to issue to the holder of each such outstanding CTWS Award an agreement evidencing the assumption of such award by SJW:

•	PSU Awards

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Each PSU Award, including both a short-term and a long-term award, granted on January 17, 2019 (the “2019 PSU Award”) was assumed by SJW at target-level performance (determined as described below) without regard to actual performance and converted into a time-based vesting award subject to continued employment and covering restricted stock units of SJW based on the Conversion Ratio (as defined below). Any award amount in excess of target-level performance was forfeited on a prioritization basis (as described below).

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Each PSU Award granted on January 18, 2018 (the “2018 PSU Award”) that, at the Effective Time (as defined in the Merger Agreement), was subject to only time-based vesting based on continued employment was assumed by SJW as a time-based vesting award subject to continued employment and covering restricted stock units of SJW based on the Conversion Ratio.

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Each PSU Award granted on January 19, 2017 (the “2017 PSU Award”) that, at the Effective Time, was subject to only time-based vesting based on continued employment was assumed by SJW as a time-based vesting award subject to continued employment and covering restricted stock units of SJW based on the Conversion Ratio.

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Each PSU Award granted prior to January 19, 2017 (the “Vested PSU Award”), that at the Effective Time was fully vested but with respect to which Participant has elected to defer the payment of the underlying shares, was assumed by SJW and converted into an award of fully vested restricted stock units of SJW based on the Conversion Ratio.

•	PCU Awards

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Each PCU Award, including both a short-term and a long-term award, granted on January 17, 2019 (the “2019 PCU Award”) was assumed by SJW at target-level performance (determined as described below) without regard to actual performance and converted into a time-based vesting cash award subject to continued employment. Any award amount in excess of target-level performance was forfeited on a prioritization basis (as described below).

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Each PCU Award granted prior to January 17, 2019 (the “Pre-2019 PCU Award”) that at the Effective Time was still unvested and outstanding, was accelerated and paid in full to Participant shortly following the closing of the Merger and was not assumed by SJW.

•	Incentive Deferral Awards

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Each Incentive Deferral Award, including both a short-term and a long-term award, granted on January 17, 2019 (the “2019 Incentive Deferral Award”) was assumed by SJW at target-level performance (determined as described below) without regard to actual performance and converted into a time-based vesting cash award subject to continued employment. Any award amount in excess of target-level performance was forfeited on a prioritization basis (as described below).

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Each Incentive Deferral Award granted on January 18, 2018 (the “2018 Incentive Deferral Award”) that, at the Effective Time, was subject to only time-based vesting based on continued employment was assumed by SJW as a time-based vesting cash award subject to continued employment.

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Each Incentive Deferral Award granted on January 19, 2017 (the “2017 Incentive Deferral Award”) that, at the Effective Time, was subject to only time-based vesting based on continued employment was assumed by SJW as a time-based vesting cash award subject to continued employment.

•	RSU Awards

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Each RSU Award granted on December 8, 2017 or March 7, 2018 that, at the Effective Time, was subject to time-based vesting based on continued employment was assumed by SJW and converted into a time-based vesting award subject to continued employment and covering restricted stock units of SJW based on the Conversion Ratio.

WHEREAS, the applicable conversion ratio (the “Conversion Ratio”) in effect for the assumption of the outstanding stock-settled CTWS Awards under the CTWS Plans, as determined in accordance with the formula provisions of the Merger Agreement, is 1.016 ($70.00 per share of CTWS Stock (as defined below) divided by $68.87, the average per share closing price of SJW Stock (as defined below) for the five consecutive trading days immediately preceding the Effective Time).
WHEREAS, for purposes of calculating the forfeiture of amounts in excess of target-level performance with respect to the 2019 CTWS Awards, CTWS determined target-level performance on an aggregate performance award basis for Participant’s 2019 CTWS Awards and then allocated such target-level performance to the form of awards elected as set forth on Participant’s Award Agreement on a prioritized basis consistent with CTWS’s past practice depending on the type of award Participant elected to receive (instead of a pro-rata allocation across each of Participant’s elected awards). The general order of priority is Incentive Deferral Awards, PSU Awards and PCU Awards.
WHEREAS, SJW’s assumption of Participant’s outstanding CTWS Awards under the CTWS Plans became effective immediately upon the Effective Time, and the purpose of this Assumption Agreement is to reflect certain adjustments to Participant’s outstanding CTWS Awards which became necessary by reason of such assumption.
NOW, THEREFORE, it is hereby agreed as follows:
1.PSU Awards. The number of shares of CTWS common stock (“CTWS Stock”) subject to each PSU Award, if any, held by Participant immediately prior to the Effective Time are set forth on the Schedule A attached hereto. For this purpose, the number of shares of CTWS Stock subject to the 2019 PSU Award immediately prior to the Effective Time is the target number of shares subject to the award. SJW hereby assumes, as of the Effective Time, all the duties and obligations of CTWS under each of the PSU Awards identified in attached Schedule A (the “Assumed PSU Awards”), and each such Assumed PSU Award is hereby converted into the right to receive shares of SJW common stock (“SJW Stock”) in accordance with the terms of that award, as adjusted pursuant to the provisions of this Agreement. In connection with such assumption, the number of shares of SJW Stock subject to each Assumed PSU Award shall be equal to the number of shares of CTWS Stock subject to the award (as set forth on Schedule A), multiplied by the Conversion Ratio, rounded down to the nearest whole share. Accordingly, the number of shares of SJW Stock subject to each Assumed PSU Award shall be as specified for that award on the attached Schedule A.
2. 2019 PCU Awards. The target dollar amount subject to the 2019 PCU Award, if any, held by Participant immediately prior to the Effective Time is set forth on the attached Schedule A. SJW hereby assumes, as of the Effective Time, all the duties and obligations of CTWS under such 2019 PCU Award with respect to the dollar amount set forth on Schedule A in accordance with the terms of that award, as adjusted pursuant to the provisions of this Agreement. For the avoidance of doubt, each Pre-2019 PCU Award, that at the Effective Time was still unvested and outstanding, was accelerated and paid in full following the closing of the Merger and SJW did not assume any Pre-2019 PCU Award and there are no amounts underlying any Pre-2019 PCU Award owed to Participant. As a result, there are no Pre-2019 PCU Awards set forth on Schedule A.
3.Incentive Deferral Awards. The dollar amount subject to each Incentive Deferral Award, if any, held by Participant immediately prior to the Effective Time is set forth on the attached Schedule A. For this purpose, the dollar amount subject to the 2019 Incentive Deferral Award immediately prior to the Effective Time is the target dollar amount subject to the award. SJW hereby assumes, as of the Effective Time, all the duties and obligations of CTWS under each of the Incentive Deferral Awards identified on Schedule A attached hereto (the “Assumed Incentive Deferral Awards”) and each Assumed Incentive Deferral Award is hereby converted into the right to receive a dollar amount set forth on Schedule A in accordance with the terms of that award, as adjusted pursuant to the provisions of this Agreement.
4.RSU Awards. The number of shares of CTWS Stock subject to the RSU Awards, if any, held by Participant immediately prior to the Effective Time are set forth on Schedule A attached hereto. SJW hereby assumes, as of the Effective Time, all the duties and obligations of CTWS under each of the RSU Awards identified on Schedule A (the “Assumed RSU Awards”), and each Assumed RSU Award is hereby converted into the right to receive a cash amount based on the fair market value of shares of SJW Stock in accordance with the terms of that award, as adjusted pursuant to the provisions of this Agreement.
5.Provisions Governing Assumed Awards. Except as otherwise set forth in Section 9 below, the following provisions shall govern each CTWS Award hereby assumed by SJW:
(a)Unless the context otherwise requires, all references in each Award Agreement and, if applicable, in the applicable CTWS Plan: (i) to the “Company” shall mean SJW, (ii) to “Common Stock” shall mean SJW Stock, (iii) to the “Board” shall mean the Board of Directors of SJW, and (iv) to the “Committee”

or the “Compensation Committee” shall mean the Executive Compensation Committee of the SJW Board of Directors.
(b)The Grant Date (as such term is defined in the applicable Award Agreement) of each assumed CTWS Award and all other provisions which govern either the issuance or the forfeiture of the assumed CTWS Award shall remain the same as set forth in the Award Agreement applicable to that award, and the provisions of the Award Agreement shall accordingly govern and control Participant’s rights under this Agreement to be issued SJW Stock or cash; provided, that each CTWS Award subject to performance conditions and granted after January 1, 2019, shall no longer be subject to performance conditions and was assumed at target-level performance.
(c)Pursuant to the terms of the Merger Agreement, each CTWS Award assumed by SJW shall continue to vest based on Participant’s continued employment with CTWS in accordance with the same time-based vesting schedule in effect under the applicable Award Agreement immediately prior to the Effective Time, and each such assumed CTWS Award that vests in accordance with such schedule shall be paid in accordance with the applicable Award Agreement, including, if applicable, Participant’s payment election. The vesting dates of each unvested CTWS Award assumed by SJW are set forth on Schedule A attached hereto. In accordance with the terms of the Merger Agreement, each such CTWS Award shall vest in full upon a termination of Participant’s employment by SJW without Cause within one (1) year following the closing of the Merger. For purposes of this subsection (c), “Cause” shall mean a termination following the occurrence of any of the following events: (i) Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against CTWS, Connecticut Water Company, Maine Water Company or their affiliates (including SJW) or any client of CTWS, Connecticut Water Company, Maine Water Company or their affiliates (including SJW); (iii) Participant’s intentional, material violation of any material contract or agreement between Participant and CTWS, Connecticut Water Company, Maine Water Company, or their affiliates (including SJW); or (iv) Participant’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for Participant to perform his or her duties or responsibilities.
(d)Each PSU Award assumed by SJW shall, following the closing of the Merger, continue to accrue dividend equivalent rights in accordance with the terms of the applicable Award Agreement based on dividends paid with respect to SJW Stock.
(e)For purposes of applying any and all provisions of the Award Agreement and/or the CTWS Plan relating to Participant’s employment with CTWS,

Participant shall be deemed to remain in such employment for so long as Participant remains in continuous employment with SJW or any present or future majority-owned SJW subsidiary. Accordingly, the provisions of the Award Agreement governing the cessation of vesting and forfeiture of the assumed CTWS Awards upon Participant’s cessation of employment shall hereafter be applied on the basis of Participant’s cessation of employment as an employee with SJW and its majority-owned subsidiaries, and each assumed CTWS Award shall accordingly terminate and be forfeited upon such cessation of employment with SJW and its majority-owned subsidiaries.
(f)The issuance of SJW Stock and cash under each assumed CTWS Award shall be subject to (i) Participant’s execution and delivery of this Assumption Agreement to SJW and (ii) the collection of all applicable income and employment taxes pursuant to Section 6 below.
6.Taxes.
(a)Notwithstanding anything to the contrary in the applicable CTWS Plan, any taxes required to be withheld with respect to the shares of SJW Stock which vest and become issuable hereunder shall be collected through an automatic share withholding procedure pursuant to which SJW will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the applicable issuance date in accordance with the applicable CTWS Plan) equal to the amount of those taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. Any taxes required to be withheld with respect to amounts payable in cash pursuant to a CTWS Award assumed by SJW shall be deducted from such cash payment before the payment is paid to Participant.
(b)Notwithstanding the foregoing provisions, the employee portion of the federal, state and local employment taxes required to be withheld in connection with the vesting of the shares of SJW Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which the shares or other amounts vest hereunder. Accordingly, to the extent the payment date for one or more vested shares or cash amounts is to occur in a year subsequent to the calendar year in which those shares or other cash amounts vest, Participant shall, on or before the last business day of the calendar year in which the shares or other amounts vest, deliver to SJW a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. The provisions of this Paragraph 6(b) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Internal Revenue Code Section 3121(v).
7.Electronic Delivery. The Company may, in its sole discretion, deliver this Assumption Agreement, and any documentation or communication relating to the CTWS Awards assumed by SJW, by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to execute such documents electronically, including through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.
8.Terms and Conditions. Except to the extent specifically modified by this Assumption Agreement, all of the terms and conditions of each Award Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Assumption Agreement.
9.Employment Agreement. No terms contained in this Assumption Agreement shall supersede any more favorable terms or provisions with respect to Participant’s CTWS Awards assumed pursuant to this Assumption Agreement, including with respect to accelerated vesting, contained in any employment agreement between CTWS and/or its subsidiaries and the Participant in effect as of the Effective Time, as amended.
10.Prospectus. Participant hereby acknowledges receipt of a copy of the prospectus in the form attached hereto as Exhibit A describing the assumed CTWS Awards.
Please sign and return this Assumption Agreement to [ ]

Schedule A